Exhibit 99.1

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

Public Call
Fourth Quarter and Full Year 2005
Review

March 28, 2006

[LOGO]

Safe Harbor Statement:

This document contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with Metaldyne’s outlook concerning future results. These forward looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date hereof. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report include general economic conditions in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds, reductions in outsourcing by our automotive customers, increases in our raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at our facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from our customers, technological developments that could competitively disadvantage us, and risks associated with conducting business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report such as substantial leverage, limitations imposed by our debt instruments, the adequacy of our liquidity to meet our capital expenditures and other cash requirements, our ability to identify attractive and other strategic opportunities and to successfully integrate acquired businessesincluding actions we have identified as providing cost-saving opportunities. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Agenda

•                  2005 Fourth Quarter and Full Year Highlights

•                  2006 Imperatives and Financial Outlook

•                  Financial Performance

•                  Credit Agreement Amendment & Consent Overview

•                  Q & A

2005 Fourth Quarter
And Full Year Highlights

Summary of Metaldyne Performance

Continuing Operations (excludes NA Forging)

REVENUE

[CHART]

CAPEX

[CHART]

Adjusted EBITDA

[CHART]

Discussion Points

•                  Revenue growth despite Big Three market share losses and troubled economic environment.

•                  Growing EBITDA over last four years despite economic challenges and heavy leasing to finance large book of business growth.

•                  CAPEX stabilizing after above normal expenditures to change business model.

•                  Business model maturing – 2006 expected to provide solid EBITDA growth and CAPEX reduction.

*Excludes TriMas

2005 Highlights

Operating Performance

•                  Sales from continuing operations of $1.9 billion vs. $1.7 billion in 2004

•                  Metaldyne revenue growth of 11.3% versus “Big 3” production fall of 4.3%

•                  Key driver of sales increases were New Castle (+ $87M), Sintered (+ $40M) and Powertrain Products (+20M)

•                  Adjusted EBITDA from continuing operations of $161.4 million versus prior year of $145.5 million

•                  2005 includes $21.8 million of fixed asset losses and loss on idle leased assets that are INCLUDED in calculation of EBITDA

•                  2005 and 2004 EBITDA includes $9.9 million and $2.0 million in one time FAS 106 gain respectively

•                  Several other large non cash losses were included in full year results including a loss for the sale of our NA Forging operations, a write down of our deferred tax asset position and a loss from our 24% ownership interest in TriMas

•                  Key drivers of EBITDA year-to-year are as follows:

Net Volume	$16 million
Independent Investigation Fees	18 million
Restructuring	(1 million	)
FAS 106/87 Gains	8 million
Fixed Asset Losses/Loss on Idle Leased Assets	(20 million	)
Material/Cost Reduction/Other	3 million
Incremental Lease Costs	(8 million	)
EBITDA Change	$16 million

•                  Equity Loss From Affiliates on Income Statement includes $11 million for TriMas loss on discontinued operations

Q4 Highlights

Operating Performance

•                  Sales from continuing operations of $448 million vs. $425 million in 2004

•                  Big 3 production down 0.3% versus 2004

•                  Key driver of sales increases were New Castle (+ $8M), Sintered (+ $9M) and Chassis Products (+14M)

•                  Adjusted EBITDA of $14.0 million vs. $29.1 million in 2004

•                  2005 includes $20 million of fixed asset losses and loss on idle leased assets that are INCLUDED in calculation of EBITDA

•                  EBITDA is approximately $2 million less than the low end of the previous guidance. Note that guidance included North American Forgings Operations and specifically excluded fixed asset losses.

•                  Final Q4 EBITDA included $5 million of three specific negative EBITDA variances not foreseen at the time of prior guidance, including:

•                  $1 million of material recovery delayed to Q1 2006 (received)

•                  $3 million of overruns to workers compensation and group insurance

•                  $1 million of additional restructuring expense

•                  Key drivers of EBITDA year-to-year variance are as follows:

Volume	$4 million
Independent Investigation Fees	3 million
Fixed Asset Losses/Loss on Idle Leased Assets	(19 million	)
Severance Expense	(1 million	)
FAS 87/106 gain	3 million
Material/Cost Reduction/Other	(1 million	)
Productivity	(2 million	)
Incremental Lease Costs	(2 million	)
EBITDA Change	$(15 million	)

•                  Despite a challenging Q4 for the industry, the Company delivered solid, recordperformance in 2005 and will continue that trend in 2006

2005 Highlights

Market Performance

$316.2 Million 2005 YTD in new business awards

•                  New Castle awarded front wheel end assembly for North American OEM

•                  Greensboro awarded knuckle/hub assembly for North American OEM

•                  Korea and Fremont Awarded Balance Shaft Modules

•                  Hamburg and North Vernon Awarded Exhaust Products and Connecting Rods

•                  Ridgway awarded spacer/sprockets/gears for North American OEM

•                  Barcelona and Lyon Awarded Engine NVH Products

•                  Zell awarded diff/pinion/side gears for European OEM

•                  Chassis – China awarded lower control arms and knuckles for North American OEM

•                  Material recovery efforts achieved at budgeted level

Other Key Initiatives

•                  Completed sale of non core North American Forging Business

•                  Received Hyundai Supplier award

•                  GM and Hyundai Connecting Rod Launches

•                  PSA NVH Product Launch

•                  Facility Groundbreaking in Suzhou, China

•                  DCX Conn Rod program (major resource from a competitor) – approximately $5-6M of annual EBITDA contribution with minimal capital investment required (less than six months payback)

•                  Significant improvement in Company’s liquidity position

•                  Completed partial restructuring of balance sheet in early 2006

•                  Covenant relief through 2009

•                  Raised $50 million of Term D

•                  New AR Securitization with GE

•                  Equipment facility loan completed with approximately $10 million of open capacity

Revenue Growth vs. Ford/GM

Metaldyne Net Sales vs. Ford/GM Build

[CHART]

Metaldyne has increased sales over last five years despite overall production declines from the two market share leaders

2006 Imperatives
and Financial Outlook

Strategic Imperatives

•                  Meet or exceed budgeted financial targets, including EBITDA, ROIC and working capital.

•                  Accelerate the customer mix shift to Asian customers and prioritize CAPEX accordingly.

•                  Launch “break away technologies” in the Chassis group.

•                  Continue to expand value-added business model to sustain 6% to 9% annual revenue growth with CAPEX not exceeding 4.5% of sales.

•                  Drive for “One Metaldyne” culture by implementing common processes and systems globally while simultaneously promoting a culture of honesty, integrity and excellence

Operating Imperatives

•                  Achieve Sarbanes Oxley 404 compliance.

•                  Improve health and safety of our employees and facilities utilizing Metaldyne’s Safety Recognition Program as the scorecard with the goal of achieving zero lost time accidents and 25% reduction in incident rate

•                  Focus on quality leadership by achieving flawless program launches and obtaining “green” in all customer satisfaction measurables

•                  Optimize utilization of MLP through use of process audits and training

NAFTA “Big 3” Sales

BIG 3 OEM	CSM Forecast of Projection	Metaldyne Sales Forecast for each customer	Est. Percentage of Metaldyne’s 2006 Revenue	Drivers of Metaldyne Performance
DCX	(1.6)%	7.4%	35.4%	• C/D platform
				• KJ/KK
				• W164/V251

Ford	(3.2)%	(2.5)%	18.3%	•U152/251
				•U222/228
				•P2

GM	(1.1)%	3.4%	12.4%	•Epsillon
				•MS 2000
				•GMT 900

Capex

($ in millions)

	2006 Budget	2005 Actual	Variance

Automotive Group:
Powertrain Group	$41.0	$69.1	$28.1
Chassis Group	27.4	42.0	14.6
Subtotal, Automotive	$68.4	$111.1	$42.7

Corporate	1.6	0.6	(1.0)

Total Metaldyne	$70.0	$111.7	$41.7

Q1 2006 Preliminary Outlook

($ in millions)

	First Quarter
	2006 Estimate	2005 Actual
Sales	$490 - $510	$489

Operating Profit (1)(2)	25 - 30	25

Adjusted EBITDA (1)(2)	50 - 55	51

(1) 2005 Q1 Operating Profit and Adjusted EBITDA include a $2.1 million FAS 106 curtailment gain. 2006 Q1 has no benefit forecasted.

(2) 2006 Q1 Operating Profit and Adjusted EBITDA does not include estimates for Fixed Asset gains and losses or any potential losses on sale leaseback buyouts completed with the NA Forging proceeds.

Financial Performance

NAFTA Auto Sales: 2005 versus 2004

Big Three Production

(Vehicles in thousands)

[CHART]

4.3% Decrease

Metaldyne Sales

[CHART]

Note: Currency impact of $4.4M, or 0.3%

Key Issues re: Financial Statement Presentation

•                  Sale of North American Forgings

•                  Results reported in “Discontinued Operations”

•                  Due to book value in excess of sale price, a pretax loss of $172.8 million was recorded ($140.5 million after tax)

•                  Fixed Asset Losses

•                  Inventory of physical assets performed throughout facilities identified $21.8 million (approximately 3% of fixed assets) in write offs in continuing operations ( $20.3 relates to Q4)

•                  Of the above, approximately $7 million relates to leased assets

•                  Majority of these leases will be bought out with NA Forging proceeds

•                  Deferred Tax Valuation Allowance

•                  Due to three consecutive periods of generating federal net operating losses we are required to record a full valuation allowance against our net deferred tax asset position

•                  This adjustment is anticipated to be approximately $76 million and primarily consists of decreasing our book value of net operating losses

•                  Incurred a $11 million equity loss in connection with our 24% interest in TriMas

Financial Performance

($ in thousands)

	2005 versus 2004			Q4 2005 versus Q4 2004
Sales	2005	2004	% Variance	Q4 2005	Q4 2004	% Variance
Chassis Group	$1,000,711	$861,936	16.1%	$234,654	$217,698	7.8%
Powertrain Group	886,229	833,235	6.4%	213,473	206,910	3.2%
Total Sales	1,886,940	1,695,171	11.3%	448,127	424,608	5.5%

Segment Adjusted EBITDA
Chassis Group	$68,206	$78,377	-13.0%	$2,266	$15,659	-85.5%
Powertrain Group	106,518	103,075	3.3%	14,235	23,370	-39.1%
Total Segment Adjusted EBITDA	$174,724	$181,452	-3.7%	$16,501	$39,029	-57.7%

Less: Corporate Expenses	(13,359)	(35,926)	-62.8%	(2,449)	(9,896)	-75.3%
Total Metaldyne Adjusted EBITDA From Continuing Operations (1)	161,365	145,526	10.9%	14,052	29,133	-51.8%
% Margin	8.6%	8.6%	0.0%	3.1%	6.9%	-3.7%

Memo Items:
Restructuring Charges	3,288	2,455	33.9%	1,523	826	84.4%
Fixed Asset Losses	15,136	2,276	565.2%	13,595	776	1651.3%
Loss on Idle Leased Assets	6,664	—	100.0%	6,664	—	100.0%
Foreign Currency (Gains) Losses	(389)	939	-141.4%	35	381	-90.8%
Independent Investigation Fees	—	17,830	0.0%	—	2,800	0.0%
FAS 106/87 Curtailment Gain	(9,915)	(1,948)	409.0%	(2,823)	—	0.0%

(1) The Company defines Adjusted EBITDA as net income (loss ) before cumulative effect of accounting change and before interest, taxes, depreciation, amortization, asset impairment, non-cash losses on sale-leaseback of equipmemnt and non-cash restricted stock award expense.

Operating Groups – 2005 Results

	Chassis Group 2005 versus 2004
	Sales	EBITDA
2004 Actual	$861.9	$78.4

Volume	114.5	11.0
Material/Net Cost Reductions/Other	30.1	0.3
Lost Business/Productivity	(20.4)	(7.3)
Exchange	1.3	0.1
Movt of Barcelona from Powertrain	13.3	1.7
Incremental Lease Costs	—	(2.0)
Subtotal	1,000.7	82.2
FA Losses/Loss on Idle Leased Assets	—	(14.0)

2005 Actual	$1,000.7	$68.2

	Powertrain Group 2005 versus 2004
	Sales	EBITDA
2004 Actual	$833.2	$103.1

Volume	77.0	17.0
Material/Net Cost Reductions/Other	6.0	2.0
Lost Business/Productivity	(19.8)	(3.5)
Exchange	3.1	1.2
Movt of Barcelona from Powertrain	(13.3)	(1.7)
Incremental Lease Costs	—	(5.7)
Subtotal	886.2	112.4
FA Losses/Loss on Idle Leased Assets	—	(5.9)

2005 Actual	$886.2	$106.5

Corporate Bridge

($ in millions)

2004 vs. 2005 EBITDA
2004 Actual	$(35.9)
FAS 106/87 Gain	8.0
Independent Investigation Fees	17.8
Restructuring	(1.8)
Sarbanes Oxley	(1.2)
Other	(0.3)

2005 Actual	$(13.4)

Income Statement

($ in millions – except per share data)

	2005	2004
Net sales	$1,886.9	$1,695.2
Cost of sales	1,725.1	1,527.1
Gross profit	161.8	168.1

Selling, general and administrative expenses	111.0	126.5
Restructuring Charges	3.3	2.5
Loss from operations due to sale of manufacturing facilities	—	7.6
Operating profit	47.6	31.5

Other expense, net:
Interest expense	89.7	81.8
Preferred stock dividends	22.7	19.9
Noncash gain on maturity of interest rate arrangement	—	(6.6)
Equity income/gain on sale	11.0	(9.5)
Other, net	11.2	7.0
Other expense, net	134.6	92.7
Loss from continuing operations before income taxes	(87.0)	(61.1)

Income tax expense (benefit)	22.8	(35.6)
Loss from continuing operations	(109.8)	(25.6)
Loss from discontinued operations, net of tax	(8.3)	(2.4)
Loss on discontinued operations, net of tax	(140.5)	—
Cumulative effect of change in accounting principle, net of tax	(3.3)	—
Net loss attributable to common stock	(261.9)	(28.0)
Preferred stock dividends	—	—
Loss attributable to common stock	(261.9)	(28.0)

Basic and diluted loss per share:
Loss from continuing operations less preferred stock dividends	$(2.56)	$(0.60)
Loss from discontinued operations	(0.19)	(0.05)
Loss on discontinued operations	(3.28)	—
Cumulative effect of change in accounting principle, net of tax	(0.08)	—
Net loss attributable to common stock	(6.11)	(0.65)

Summary Balance Sheet

($ in millions)

	2005	2004	Change
Cash and investments	$3.7	$0.0	$3.7
Receivables	139.9	181.3	(41.4)
Inventories	84.3	90.0	(5.8)
Other current assets	40.7	53.4	(12.7)
Assets of discontinued operations	116.6	304.2	(187.6)
Total current assets	$385.1	$628.8	$(243.7)
Property and equipment, net	630.4	673.2	(42.8)
Goodwill	584.0	611.2	(27.2)
Other assets	247.4	281.6	(34.2)
Total assets	$1,846.9	$2,194.8	$(347.9)
Accounts payable	261.1	253.5	7.6
Accrued liabilities	123.9	108.8	15.1
Liabilities of discontinued operations	70.6	78.7	(8.1)
Current maturities of long term debt	6.6	12.0	(5.4)
Long-term debt	850.7	847.9	2.9
Long term liabilities	142.7	202.7	(60.0)
Redeemable preferred stock	171.9	149.2	22.7
Total liabilities	$1,627.6	$1,652.9	$(25.2)

Shareholders equity	219.3	542.0	(322.7)

Total liabilities and shareholders equity	$1,846.9	$2,194.8	$(347.9)
Memo: Debt
Long-term debt	850.7	847.9	2.9
Current portion of long-term debt	6.6	12.0	(5.4)
NA Forging IRB	7.5	7.5	—
NA Forging Capital Leases	0.3	0.3	—
A/R Securitization Facility	83.4	63.3	20.1
Total Debt	$948.6	$931.0	$17.6

Summary Cash Flow Statement

($ in millions)

	2005	2004
Net Loss	$(261.9)	$(28.0)
Depreciation and amortization	112.2	104.8
Non-cash stock award expense	—	0.6
Debt fee amortization	3.2	3.9
Fixed asset losses	15.1	2.3
Loss on Idle Leased Assets	6.7
Asset Impairment	—	7.6
Loss from discontinued operations, net of tax	8.3	2.4
Loss on discontinued operations, net of tax	140.5	—
Cumulative effect of change in accounting principle, net of tax	3.3	—
Deferred income taxes	(11.2)	(37.7)
Preferred stock dividends	22.7	19.9
Non-cash interest expense (interest accretion)	0.3	0.3
Non-cash gain on maturity of interest rate arrangements	—	(6.6)
Gain on sale of equity investments	—	(8.0)
Equity (earnings) losses from affiliates, net of dividends	11.0	(1.5)
Curtailment gain and gain on elimination of certain benefits	(9.9)	(1.9)
Discontinued operations	13.4	7.2
Other, net	0.2	(1.1)
AR Securitization	20.1	63.3
Changes in working capital	27.4	(48.2)
Net cash provided by operating activities	101.4	79.2
Capital expenditures	(111.7)	(140.3)
Payments for (reimbursement from qcquisition of business)	8.0	(203.9)
Proceeds from sale/leaseback of fixed assets	21.6	84.2
Discontinued operations investing activities	(11.2)	(4.8)
Proceeds from sale of equity investments	—	33.8
Disposition of manufacturing businesses	—	(0.5)
Proceeds/investment in joint venture	—	1.3
Net cash used for investing activities	(93.4)	(230.2)
Proceeds from term loan facilities	10.5	—
Principal payments of term loan facilities	(0.9)	(1.3)
Proceeds of revolving credit facility	295.0	279.5
Principal payments on revolving credit facility	(299.0)	(215.9)
Proceeds of senior subordinated notes, due 2014	—	26.9
Proceeds of other debt	6.0	3.7
Principal payments of other debt	(14.2)	(9.5)
Capitalization of debt refinancing fees	(1.4)	(1.4)
Issuance of Series A-1 preferred stock	—	55.3
Discontinued operations financing activities	(0.1)	(0.4)
Net cash provided by (used for) financing activities	(4.0)	137.0
Effect of exchange on cash	(0.3)	0.2
Net decrease in cash	3.7	(13.8)
Cash and cash equivalents, beginning of period	—	13.8
Cash and cash equivalents, end of period	$3.7	0.0

Metaldyne Undrawn Commitments at 1-01-06

($ millions)	Existing Liquidity	Liquidity Changes	Pro forma Liquidity(1)
Working Capital Revolver	$200.0		$200.0
Letters of Credit	(68.8)	12.5	(56.3)
AR Securitization Availability	126.8	(35.0)	91.8
Amount Revolver/AR Securitization Outstanding	(143.0)	91.3	(51.7)
Net Undrawn Commitments Available	115.0	68.8	183.8
Adjustment based upon Leverage	(44.6)	44.6	0.0
Net Liquidity Available	$70.4	113.4	$183.8

(1) Proforma liquidity assumes that NA Forging was sold on 1/1/06.

01-01-06 Metaldyne Capitalization

($ in millions)

	01-01-06
Working Capital Revolver	59.6
Term Loan D	350.2
IRBs / Other Foreign Debt and Capital Leases	27.8
Subtotal, Senior Secured Debt	437.6

DCC Seller Sub Note	31.7
10.0% Senior Notes	150.0
11% Senior Subordinated Notes	250.0
Total Debt	869.3

Series A Preferred	68.5
Series B Preferred	28.0
DCC Seller Preferred	75.4
Common Equity	219.3
Total Equity	391.2

Total Capitalization	1,260.5

Memo: A/R Securitization	83.4
Total Debt + A/R Securitization	952.7

Key Financial Ratios:
LTM Bank EBITDA	215.4
Total Debt/LTM Bank EBITDA	4.42	x
LTM Bank EBITDA/LTM Cash Interest	2.27	x

Dana Bankruptcy – Financial Impact

Estimated P&L Impact of Dana Bankruptcy Filing

•                  Current P&L exposure estimated at approximately $0.4 million

•                  Above takes into consideration credit default swap purchased in July 2005, our 20 day administration claim, and the current price of the Dana unsecured bonds

•                  If Dana’s unsecured bonds decline in value, our P&L exposure will increase. If the bonds increase in value, our P&L exposure will decrease

Liquidity Considerations

•                  Total receivable at bankruptcy date was approximately $11 million

•                  As a result of the bankruptcy, Dana’s receivables are no longer eligible for our AR securitization program. This impacted liquidity negatively by approximately $6.9 million immediately.

•                  Metaldyne can pursue options to sell all or a portion of its receivable position to outside parties (appears to be significant market interest)

•                  Metaldyne is on the Unsecured Creditors Committee

Liquidity Update

Recent Quarter End Undrawn Commitments

[CHART]

Strategy for Achieving Quarter End Liquidity between 7-10% of Sales

•                  North American Forging divestiture – closed 3/10/06

•                  Equipment Financing Facility – Completed on 12/20/05

•                  Utilized approx. $11M with approx. $9M additional to be used in first half of 2006

•                  Operating Performance

•                  EBITDA growth combined with capital spending reduction

•                  Alternative Opportunities

•                  Buyout aged/accretive operating leases

•                  TriMas stock

Additional Lease Buyback Opportunities

($ in millions)

	Leases Schedule	Annual Rental Payment	Original Lease Value	Ratio of Buyout Value to Annual Payment
				2006		2007		2008		2009		2010
Dec-01	Leases Schedule	3.1	17.9	3.9	x	3.6	x	3.0	x	2.6	x	2.4	x
Jun-01	Leases Schedule	2.8	18.1	4.2	x	3.8	x	3.2	x	2.7	x	2.7	x
Jan-03	Leases Schedule	0.4	2.4	4.3	x	3.9	x	3.6	x	3.0	x	2.6	x
Dec-02	Leases Schedule	0.6	3.5	4.6	x	4.2	x	3.8	x	3.3	x	2.8	x
Dec-02	Leases Schedule	2.1	13.0	4.6	x	4.2	x	3.8	x	3.3	x	2.8	x
Dec-04	Leases Schedule	4.7	24.1	4.6	x	4.2	x	3.8	x	3.4	x	3.1	x
Mar-03	Leases Schedule	1.3	8.5	4.7	x	4.3	x	3.9	x	3.4	x	2.9	x
Dec-04	Leases Schedule	0.4	2.4	4.8	x	4.4	x	3.9	x	3.6	x	3.3	x
Dec-04	Leases Schedule	2.0	11.8	5.2	x	4.8	x	4.3	x	3.9	x	3.6	x
Dec-03	Leases Schedule	10.0	65.0	5.3	x	4.7	x	4.3	x	3.9	x	3.4	x
Jun-04	Leases Schedule	1.2	7.6	5.4	x	4.8	x	4.3	x	4.0	x	3.6	x
Sep-03	Leases Schedule	1.5	10.5	5.7	x	5.1	x	4.7	x	4.2	x	3.6	x
Total		30.0	184.6

Reconciliation of 2006 Operating lease expense	Total 2006 Lease Expense	% of Total
Total 2006 Operating Lease Payments	56
Leases relating to NA Forging	(3)	-5%
Leases purchased in connection with NAF sale	(10)	-18%
Additional operating leases discussed above	(30)	-54%
Net remaining operating leases	13	23%

Leases with buyouts < 4.0x annual lease expense

	Cumulative EBITDA Opportunity	Cumulative Buyout Cost
2006	3.1	11.9
2007	6.3	23.9
2008	15.3	58.6
2009	28.6	110.9
2010	30.0	116.1

Credit Agreement Amendment and

Consent Overview

Amendment & Consent Overview

•                                          The Company received lender consent on divestiture of its North American Forging business, covenant relief, and new money to enhance its liquidity profile as follows:

•                                          Consent to divestiture of the Company’s North American Forging business with net proceeds of approximately $116 million used to pay down debt as follows:

•                                          Mandatory prepayment of $25.0 million of Term Loan D

•                                          Mandatory prepayment of $45.0 million of leases (collateral provided to banks)

•                                          $49 million paydown of operating leases to date:

•                                          Approximately $11 million to buyout of NA Forging leases

•                                          Approximately $38 million to opportunistically eliminate approximately $10 million in annual leasing expense

•                                          Investigating opportunity to pay off additional leases

•                                          Remainder used at the Company’s discretion to pay down portions of Revolver outstandings, A/R facility outstandings and/or additional leases

•                                          Provide covenant relief (schedule to follow)

•                                          Allow up to $50 million of additional Term Loan D with net proceeds to be used at the Company’s discretion to pay down portions of Revolver outstandings, A/R facility outstandings and/or additional leases

•                                          In aggregate, these measures are expected to increase undrawn commitments by approximately $69 million

Consolidated Amendment & Consent Overview

Sources
Net cash proceeds from NA Forging	$120.2
Term loan	50.0
Assign IRB	7.5

Total Sources	$177.7

Uses
Paydown of A/R and R/C Facility ($31.5mm required)	$91.3
Paydown of Leases ($45.0mm required)	48.7
Paydown of Term Loan D (all mandatory)	25.0
Assumption of Capital Leases and IRB Debt	7.7
Fees and expenses	5.0
Total Uses	$177.7

•                                          Underlying assets of off-balance sheet leases pledged to banks as new collateral

•                                          Any excess proceeds from North American Forging sale not reinvested in business after 365 days will be swept and applied to the Term Loan D

•                                          Adjust capital expenditures basket as follows:

•                                          2006                                                                                                                        $80 million (no prior carry-forward)

•                                          2007                                                                                                                        $90 million

•                                          2008; thereafter                                                              $95 million

•                                          1 year carry-forward of unused portion from 2006 onward

•                                          20% of future acquired assets

Amendment & Consent Overview

Provide covenant relief as follows:

	4Q2005		1Q2006		2Q2006		3Q2006		4Q2006		2007		2008		2009
Former leverage covenant	4.75	x	4.75	x	4.50	x	4.25	x	4.00	x	4.00	x	4.00	x	4.00	x
New leverage covenant	4.75	x	5.25	x	5.25	x	5.25	x	5.25	x	5.00	x	4.50	x	4.00	x

Former coverage covenant	2.30	x	2.30	x	2.50	x	2.65	x	2.75	x	2.75	x	2.75	x	2.75	x
New coverage covenant	2.20	x	1.75	x	1.75	x	1.75	x	1.75	x	2.00	x	2.25	x	2.50	x

Increase R/C coupon by 25 bps as follows:

R/C leverage-based grid	Old spread	New spread
> 4.25x	L + 425 bps	L + 450 bps
< 4.25x	L + 400 bps	L + 425 bps
< 3.75x	L + 375 bps	L + 375 bps
< 3.50x	L + 325 bps	L + 325 bps
< 3.00x	L + 300 bps	L + 300 bps

Eliminate any remaining baskets for sale/leasebacks on existing assets

Summary of Facility

Borrower:	Metaldyne Corporation (“Borrower”)

Amount:	$50.0 million

Facilities:	Facility	Amount	Undrawn	Drawn		Maturity
	Add-on to existing Term Loan D	$50.0 MM	—	450.0	bps	12-31-09

Guarantors:	Same as existing

Security:	Same as existing

Financial Covenants:	Same as existing as amended

Use of Proceeds:	To be used at the Company’s discretion to pay down portions of Revolver outstandings, A/R facility outstandings and/or additional leases

Summary of Performance

Summary of Performance

•                  2005 reflected the best year in the history of our automotive business

•                  2006 is forecast to be even better, with an even stronger 2007 following

•                  The Company is no longer burdened with the “commodity” forging business, and its legacy impact has been “flushed” through the P&L and balance sheet

•                  Metaldyne’s liquidity position has significantly improved as a result of the NA Forging sale and Term D raise in February 2006

•                  2006 expected to be cash flow positive

•                  2006 goal to achieve 7 – 10% of sales

•                  The Company is poised to take advantage of its competitive advantages in the market place

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]
[GRAPHIC]	Q&A	[GRAPHIC]
[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

Appendix

Net Income to EBITDA Bridge

($ in Millions)

	YTD
	2005	2004
Net loss	$(261.9)	$(28.0)
Income tax (benefit) expense	22.8	(35.6)
(Income) loss from discontinued operations, net of tax	8.3	2.4
Loss on discontinued operations, net of tax	140.5	—
Cumulative effect of change in accounting principle, net of tax	3.3	—
Interest expense	89.7	81.8
Depreciation and amortization in operating profit	112.2	104.8
Non-cash stock award expense	—	0.6
Preferred stock dividends and accretion	22.7	19.9
Gain on maturity of interest rate arrangements	—	(6.6)
Loss on disposition of manufacturing facilities	—	7.6
Gain on disposition of TriMas and Saturn investments Equity (gain) loss from affiliates, net	11.0	(1.5)
Certain items within other, net	12.8	8.0
Adjusted EBITDA	$161.4	$145.5

Net Income to Bank EBITDA Bridge

($ in Millions)

Q4 2005
Q4 Net loss	$(74.5)
Add: Equity loss of affiliates	12.7
Income tax expense	(1.1)
Costs associated with sale of North American Forging	4.1
Interest charges	23.0
Depreciation and amortization (inc. amortization of loss on sale-leasebacks)	39.8
Cumulative effect of change in accounting principle - FIN 47	3.3
Amortization of other non-cash items	0.4
Preferred stock dividends and accretion	5.9
Loss on abandonment of fixed assets	15.1
Loss on idle leased assets	6.7
Losses incurred in connection with sale of A/R	2.3
Heartland monitoring fee	1.0
Equiserve adjustment	1.1
Severance/Equipment Transfer Costs	3.7
Q4 2005 Bank EBITDA	$43.5
Q3 2005 Bank EBITDA	44.5
Q2 2005 Bank EBITDA	66.3
Q1 2004 Bank EBITDA	60.6
Accelerated Collection Programs	0.5
Consolidated Bank EBITDA for LTM ended January 1, 2006	$215.4

2005 vs. 2006 Capex Investment

CAPEX:  2005 vs. 2006

[CHART]

Comments on Other Specific 2005 and 2006 Investments

•                            New Transmission Program

•             $20m of capital spent in 2005 and 2006

•             Revenue benefit begins in 2007 and run for 12 years minimum

•             Initial investment into this space

•                            Korea

•             Spent approximately $14 million in 2004 to build facility. 2006 investment to double plant size only $3-4M

•                            Outsourcing

•             Focusing on value-added activity and core technology

•                            Improving Efficiency

•             Metaldyne is continuing to improve processes to add volume on existing equipment

•             Example: increased conn. rod production across operation from 8 thousand to 16 thousand per day

Steel Scrap Pricing Update

[CHART]

•                  #1 bundles are down $5 or 2% from September

•                  Plate and Punching (red bar) down $11/ton or 3% since Q1 2005.

•                  Monitoring opportunity for Plate & Punchings to migrate to #1 Bundle level.

	Q1 ’04	Q2 ’04	Q3 ’04	Q4 ’04	Q1 ’05	Apr ’05	May ’05	Jun ’05	Jul ’05	Aug ’05	Sep ’05	Oct ’05	Nov ’05	Dec ’05
Bundles #1	267	247	369	413	301	269	211	148	168	232	283	232	285	278
Busheling #1	265	252	375	413	298	270	212	140	160	233	280	235	285	278
Low Alloy, Components	288	287	341	389	364	334	294	239	239	289	339	300	350	340
Plate & Punchings					369	340	300	243	248	308	366	313	363	358
Spot Market	266	259	378	437	328	283	225	165	171	226	313	238	295	294

Detail of Cash Flow Components

2005 Summary

	Q1	Q2	Q3	Q4	Total
Employment Benefit Plan Funding:
Pension Expense	1.6	1.6	1.4	1.4	6.0
Pension Contribution	(4.2)	(4.8)	(8.6)	(4.0)	(21.6)
Difference	(2.6)	(3.2)	(7.2)	(2.6)	(15.6)

Accounts Receivable Programs:
Non Contractual Acclerated Collections	21.4	24.8	24.2	20.3
Contractual Acclerated Collections	11.0	12.0	11.0	11.6
Foreign Factoring	59.6	62.7	47.4	50.4

Net Cash Taxes	(2.9)	(1.2)	(4.5)	(3.6)	(12.2)

2006 Preliminary Estimates without NA Forging

Total
Capex	70

Defined Benefit Pension Expense	5
Defined Benefit Pension Contribution	(23)
Difference	(18)